                                                               EXHIBIT 99.10.A




                   AGREEMENT FOR PURCHASE AND SALE OF ASSETS
                           AND JOINT VENTURE INTEREST

                         DATED AS OF DECEMBER 31, 1997

                     BETWEEN AND AMONG BLACK HAWK GAMING &
                           DEVELOPMENT COMPANY, INC.
                            (A COLORADO CORPORATION)



                                      AND

                             GILPIN VENTURES, INC.
                            (A COLORADO CORPORATION)



                              GOLDEN GAMBLE, INC.
                            (A COLORADO CORPORATION)



                                      AND

                              GILPIN HOTEL VENTURE
                           (A COLORADO JOINT VENTURE)
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                               TABLE OF CONTENTS

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ARTICLE I
DEFINITIONS             . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
    Section 1.1.      AGREEMENT   . . . . . . . . . . . . . . . . . . . . . . 1
    Section 1.2.      AMENDED GROUND LEASE  . . . . . . . . . . . . . . . . . 1
    Section 1.3.      ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . 2
    Section 1.4.      AUTHORITIES   . . . . . . . . . . . . . . . . . . . . . 2
    Section 1.5.      BASE PRICE  . . . . . . . . . . . . . . . . . . . . . . 2
    Section 1.6.      BUSINESS  . . . . . . . . . . . . . . . . . . . . . . . 2
    Section 1.7.      CLOSING   . . . . . . . . . . . . . . . . . . . . . . . 2
    Section 1.8.      CLOSING DATE  . . . . . . . . . . . . . . . . . . . . . 2
    Section 1.9.      ENCUMBRANCES  . . . . . . . . . . . . . . . . . . . . . 2
    Section 1.10.     EXCLUDED PROPERTY   . . . . . . . . . . . . . . . . . . 2
    Section 1.11.     [This Section has been deleted.]  . . . . . . . . . . . 2
    Section 1.12.     GAMING ACT  . . . . . . . . . . . . . . . . . . . . . . 2
    Section 1.13.     GAMING APPROVAL   . . . . . . . . . . . . . . . . . . . 3
    Section 1.14.     GAMING COMMISSION   . . . . . . . . . . . . . . . . . . 3
    Section 1.15.     GROUND LEASE  . . . . . . . . . . . . . . . . . . . . . 3
    Section 1.16.     INTERESTS   . . . . . . . . . . . . . . . . . . . . . . 3
    Section 1.17.     INVENTORY   . . . . . . . . . . . . . . . . . . . . . . 3
    Section 1.18.     KNOWLEDGE   . . . . . . . . . . . . . . . . . . . . . . 3
    Section 1.19.     LAND  . . . . . . . . . . . . . . . . . . . . . . . . . 3
    Section 1.20.     LIQUOR ACT  . . . . . . . . . . . . . . . . . . . . . . 3
    Section 1.21.     LIQUOR AUTHORITY  . . . . . . . . . . . . . . . . . . . 3
    Section 1.22.     LIQUOR CONSENT    . . . . . . . . . . . . . . . . . . . 3
    Section 1.23.     LAND OWNERS   . . . . . . . . . . . . . . . . . . . . . 3
    Section 1.24.     MATERIAL  . . . . . . . . . . . . . . . . . . . . . . . 4
    Section 1.25.     AGREEMENT WITH GAMBLE   . . . . . . . . . . . . . . . . 4
    Section 1.26.     PROPERTY  . . . . . . . . . . . . . . . . . . . . . . . 4
    Section 1.27.     PURCHASE PRICE  . . . . . . . . . . . . . . . . . . . . 5
    Section 1.28      REALTY  . . . . . . . . . . . . . . . . . . . . . . . . 5
    Section 1.29.     TAXES   . . . . . . . . . . . . . . . . . . . . . . . . 5
    Section 1.30.     TRANSACTION   . . . . . . . . . . . . . . . . . . . . . 5

ARTICLE II
SALE AND PURCHASE OF PROPERTY . . . . . . . . . . . . . . . . . . . . . . . . 5
    Section 2.1.      SALE AND TRANSFER   . . . . . . . . . . . . . . . . . . 5
    Section 2.2.      PURCHASE PRICE AND PAYMENT  . . . . . . . . . . . . . . 6
    Section 2.3.      ASSUMPTION OF LIABILITIES   . . . . . . . . . . . . . . 6
    Section 2.4.      LIABILITIES NOT ASSUMED BY BLACK HAWK   . . . . . . . . 7
    Section 2.5       PROFIT AND RESERVE DISTRIBUTIONS  . . . . . . . . . . . 7

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF GVI AND GAMBLE  . . . . . . . . . . . . . . 8
    Section 3. 1.     ORGANIZATION AND GOOD STANDING  . . . . . . . . . . . . 8
    Section 3.2.      AUTHORIZATION OF AGREEMENT  . . . . . . . . . . . . . . 8
    Section 3.3.      NO AUTHORIZATION REQUIRED   . . . . . . . . . . . . . . 9
    Section 3.4.      TITLE TO PROPERTIES AND ASSETS  . . . . . . . . . . . . 9

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
    Section 3.5.      INSURANCE   . . . . . . . . . . . . . . . . . . . . . . 9
    Section 3.6.      INTERESTS   . . . . . . . . . . . . . . . . . . . . . . 9
    Section 3.7.      AUTHORITIES   . . . . . . . . . . . . . . . . . . . . . 9
    Section 3.8.      TAXES   . . . . . . . . . . . . . . . . . . . . . . . . 9
    Section 3.9.      LITIGATION  . . . . . . . . . . . . . . . . . . . . .  10
    Section 3.10.     COMPLIANCE WITH LAWS  . . . . . . . . . . . . . . . .  10
    Section 3.11.     NO OTHER COMMITMENT TO SELL   . . . . . . . . . . . .  10
    Section 3.12.     DISCLAIMER OF FRAUDULENT INTENT   . . . . . . . . . .  10
    Section 3.13.     CONDITION OF PROPERTY   . . . . . . . . . . . . . . .  10
    Section 3.14.     ACCURATE INFORMATION  . . . . . . . . . . . . . . . .  11

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BLACK HAWK  . . . . . . . . . . . . . . .  11
    Section 4.1.      ORGANIZATION, GOOD STANDING AND QUALIFICATION   . . .  11
    Section 4.2.      AUTHORIZATION OF AGREEMENT  . . . . . . . . . . . . .  11
    Section 4.3.      LITIGATION  . . . . . . . . . . . . . . . . . . . . .  11
    Section 4.4.      FINANCING   . . . . . . . . . . . . . . . . . . . . .  11
    Section 4.5.      QUALIFICATION   . . . . . . . . . . . . . . . . . . .  12
    Section 4.6.      NO APPROVALS REQUIRED   . . . . . . . . . . . . . . .  12
    Section 4.7.      TAXES   . . . . . . . . . . . . . . . . . . . . . . .  12
    Section 4.8.      COMPLIANCE WITH LAWS  . . . . . . . . . . . . . . . .  12
    Section 4.9.      ACCURATE INFORMATION  . . . . . . . . . . . . . . . .  12
    Section 4.10      FINANCIAL STATEMENTS  . . . . . . . . . . . . . . . .  12

ARTICLE V
COVENANTS AND OBLIGATIONS OF SELLERS  . . . . . . . . . . . . . . . . . . .  13
    Section 5.1.      ACCESS TO INFORMATION AND FACILITIES  . . . . . . . .  13
    Section 5.2.      CONDUCT OF BUSINESS   . . . . . . . . . . . . . . . .  13
    Section 5.3.      NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . .  13
    Section 5.4.      COOPERATION   . . . . . . . . . . . . . . . . . . . .  13
    Section 5.5       CONTINUED EFFORTS   . . . . . . . . . . . . . . . . .  13

ARTICLE VI
COVENANTS AND OBLIGATIONS OF BLACK HAWK . . . . . . . . . . . . . . . . . .  14
    Section 6.1.      CONTINUED EFFORTS   . . . . . . . . . . . . . . . . .  14
    Section 6.2.      GAMING APPROVAL, LIQUOR AND OTHER CONSENTS  . . . . .  14

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
    Section 6.3.      FINANCING   . . . . . . . . . . . . . . . . . . . . .  14
    Section 6.4.      CONDUCT OF BUSINESS   . . . . . . . . . . . . . . . .  14
    Section 6.5.      NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . .  14
    Section 6.6       PARKING OBLIGATIONS   . . . . . . . . . . . . . . . .  14

ARTICLE VII
MUTUAL COVENANTS AND OBLIGATIONS  . . . . . . . . . . . . . . . . . . . . .  15
    Section 7.1.      CONFIDENTIALITY   . . . . . . . . . . . . . . . . . .  15
    Section 7.2.      ADDITIONAL ACTIONS, ETC   . . . . . . . . . . . . . .  15
    Section 7.3       CAPITAL EXPENDITURES/POLICY BOARD   . . . . . . . . .  16
    Section 7.4       STAY OF ARBITRATION   . . . . . . . . . . . . . . . .  16

ARTICLE VIII
CONDITIONS PRECEDENT TO OBLIGATION OF BLACK HAWK TO CLOSE . . . . . . . . .  17
    Section 8.1.      ACCURACY OF REPRESENTATIONS AND
                      PERFORMANCE OF CONDITIONS   . . . . . . . . . . . . .  17
    Section 8.2.      NO PROCEEDING OR LITIGATION   . . . . . . . . . . . .  17
    Section 8.3.      REGULATORY APPROVALS  . . . . . . . . . . . . . . . .  17
    Section 8.4.      FIRPTA COMPLIANCE   . . . . . . . . . . . . . . . . .  17
    Section 8.5.      NO OPPOSITION   . . . . . . . . . . . . . . . . . . .  17
    Section 8.6.      DELIVERIES PRECEDENT TO BLACK HAWK'S
                      OBLIGATIONS TO CONSUMMATE THE PURCHASE  . . . . . . .  17
    Section 8.7       NEW OR MODIFIED AGREEMENTS  . . . . . . . . . . . . .  18
    Section 8.8       GENERAL RELEASE AND WAIVER  . . . . . . . . . . . . .  18
    Section 8.9       PURCHASE OF REALTY  . . . . . . . . . . . . . . . . .  18
    Section 8.10      CANCELLATION OF AGREEMENTS  . . . . . . . . . . . . .  14

ARTICLE IX
CONDITIONS PRECEDENT TO OBLIGATION OF SELLERS TO CLOSE  . . . . . . . . . .  19
       Section 9.1.   ACCURACY OF REPRESENTATIONS AND PERFORMANCE OF
                      CONDITIONS  . . . . . . . . . . . . . . . . . . . . .  19
       Section 9.2.   NO PROCEEDING OR LITIGATION   . . . . . . . . . . . .  19
       Section 9.3.   REGULATORY APPROVAL   . . . . . . . . . . . . . . . .  19
       Section 9.4.   NO OPPOSITION   . . . . . . . . . . . . . . . . . . .  19
       Section 9.5.   PAYMENT   . . . . . . . . . . . . . . . . . . . . . .  19
       Section 9.6.   APPROVAL  . . . . . . . . . . . . . . . . . . . . . .  19
       Section 9.7.   CERTIFICATE OF BUYER  . . . . . . . . . . . . . . . .  19
       Section 9.8.   CONSENTS  . . . . . . . . . . . . . . . . . . . . . .  20
       Section 9.9.   NEW OR MODIFIED AGREEMENTS  . . . . . . . . . . . . .  20
       Section 9.10.  GENERAL RELEASE AND WAIVER  . . . . . . . . . . . . .  20
       Section 9.11.  PURCHASE OF REALTY  . . . . . . . . . . . . . . . . .  20
       Section 9.12.  ASSUMPTION AGREEMENT  . . . . . . . . . . . . . . . .  20
       Section 9.13.  DISTRIBUTIONS   . . . . . . . . . . . . . . . . . . .  20
       Section 9.14.  PARKING   . . . . . . . . . . . . . . . . . . . . . .  20

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
ARTICLE X
THE CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
    Section 10.1.     CLOSING AND CLOSING PROVISIONS  . . . . . . . . . . .  20
    Section 10.2.     DELIVERIES BY SELLERS   . . . . . . . . . . . . . . .  21
    Section 10.3.     DELIVERIES BY BLACK HAWK  . . . . . . . . . . . . . .  21

ARTICLE XI
TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
    Section 11.1.     NON-PERFORMANCE   . . . . . . . . . . . . . . . . . .  21

ARTICLE XII
INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
    Section 12.1.     INDEMNIFICATION   . . . . . . . . . . . . . . . . . .  22
    Section 12.2.     CLAIMS FOR INDEMNIFICATION  . . . . . . . . . . . . .  22
    Section 12.3.     DEFENSE BY BLACK HAWK   . . . . . . . . . . . . . . .  23
    Section 12.4.     LIMITATIONS ON CLAIMS   . . . . . . . . . . . . . . .  23

ARTICLE XIII
MISCELLANEOUS PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . .  23
    Section 13.1.     INVESTIGATION   . . . . . . . . . . . . . . . . . . .  23
    Section 13.2.     COMMISSIONS   . . . . . . . . . . . . . . . . . . . .  23
    Section 13.3.     EXPENSES  . . . . . . . . . . . . . . . . . . . . . .  24
    Section 13.4.     HEADINGS  . . . . . . . . . . . . . . . . . . . . . .  24
    Section 13.5.     COUNTERPARTS  . . . . . . . . . . . . . . . . . . . .  24
    Section 13.6.     RIGHTS OF PARTIES   . . . . . . . . . . . . . . . . .  24
    Section 13.7.     ASSIGNMENT  . . . . . . . . . . . . . . . . . . . . .  24
    Section 13.8.     BINDING AGREEMENT   . . . . . . . . . . . . . . . . .  24
    Section 13.9.     NOTICES   . . . . . . . . . . . . . . . . . . . . . .  25
    Section 13.10.    APPLICABLE LAW AND REMEDIES   . . . . . . . . . . . .  25
    Section 13.11.    EXPENSES OF ENFORCEMENT   . . . . . . . . . . . . . .  26
    Section 13.12.    ADDITIONAL INSTRUMENTS AND ASSISTANCE   . . . . . . .  26
    Section 13.13.    SEVERABILITY  . . . . . . . . . . . . . . . . . . . .  26
    Section 13.14.    PRONOUNS AND TERMS  . . . . . . . . . . . . . . . . .  26
    Section 13.15.    TIME OF ESSENCE   . . . . . . . . . . . . . . . . . .  26
    Section 13.16.    DISCLOSURE  . . . . . . . . . . . . . . . . . . . . .  26
    Section 13.17.    TAXES   . . . . . . . . . . . . . . . . . . . . . . .  26
    Section 13.18.    ENTIRE AGREEMENT, MODIFICATION AND WAIVER   . . . . .  26
    Section 13.19.    ARBITRATION   . . . . . . . . . . . . . . . . . . . .  27
    Section 13.20.    SUBMISSION TO JURISDICTION  . . . . . . . . . . . . .  27

                   AGREEMENT FOR PURCHASE AND SALE OF ASSETS
                           AND JOINT VENTURE INTEREST


     This Agreement is made this 31st day of December 1997 by, between and among Black Hawk Gaming & Development Company, Inc., a Colorado corporation, formerly known as Mountain Casino Properties, Inc. (hereinafter "Black Hawk"), Gilpin Ventures, Inc., a Colorado corporation ("GVI"), Golden Gamble, Inc., a Colorado corporation ("Gamble") and Gilpin Hotel Venture, a Colorado joint venture ("GHV"). Together, GVI and Gamble are referred to as "Sellers."

     WHEREAS, Black Hawk and GVI are the sole joint venturers of GHV.

     WHEREAS, the parties wish to provide for (i) the termination of the joint venture known as Gilpin Hotel Venture, and all agreements between and/or among Black Hawk, GVI and GHV specifically including those described in Section 1.26B.; (ii) the sale of all GVI's and Gamble's interests of whatever kind and nature in GHV and its properties, real, personal and appurtenant thereto; and
(iii) the payment of cash by Black Hawk to GVI and Gamble in consideration therefor.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, GHV, Sellers and Black Hawk, intending to be legally bound, agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

     For purposes of this Agreement, certain terms used in this Agreement and not otherwise defined herein shall have the meanings designated below:

     Section 1.1. AGREEMENT means all or any part of this Agreement, including schedules, exhibits, and appendices, as any of the foregoing may be amended, modified or supplemented and incorporated in this Agreement with the consent of the parties, expressed in writing from time to time.

     Section 1.2. AMENDED GROUND LEASE shall mean that certain Amended and Restated Lease currently between, or to be entered into immediately after Closing by, Black Hawk and Gilpin Gold, Inc. ("Gold") together as Lessor, and GHV as Lessee. Reference to the Amended Ground Lease, for purposes of Section 8.7, shall also mean the Memorandum of Ground Lease attached hereto as Exhibit C.

     Section 1.3. ASSETS is defined in subparagraph A. of the definition of Property at Section 1.26.

     Section 1.4. AUTHORITIES is defined in subparagraph D. of the definition of Property at Section 1.26.

     Section 1.5.  BASE PRICE is defined in subparagraph A. of Section 2.2.

     Section 1.6. BUSINESS means the limited gaming casino, restaurant, bar and retail businesses operated and conducted by GHV in the State of Colorado relating to the Property.

     Section 1.7.  CLOSING shall have the meaning specified in Section 10.1.

     Section 1.8.  CLOSING DATE shall have the meaning specified in Section
10.1.

     Section 1.9. ENCUMBRANCES means any and all encumbrances, security interests, liens, taxes, claims, liabilities, options, commitments, charges, restrictions or other obligations of whatsoever kind, quantity or nature, whether accrued, absolute, contingent or otherwise, excepting the lien for ad valorem taxes or other taxes not yet due and payable, governmental conditions and restrictions under the Authorities and contractual terms and conditions which constitute a part of the written terms and conditions of the Interests.

     Section 1.10. EXCLUDED PROPERTY means (i) Sellers' bank accounts, receivables and cash on hand at the Closing; (ii) the properties, assets, privileges, rights and interests (whether tangible or intangible, real, personal or mixed), if any, identified in Schedule 1.10 as being excluded from the Property to be transferred to Black Hawk; (iii) any insurance policy, bond, letter of credit, or other similar item, and any cash surrender value in regard thereto owned personally by Sellers; (iv) all books and records that Sellers are required by law to retain or that relate solely to internal corporate matters; (v) all claims, rights and interests in and to any refunds for federal, state or local franchise, or income or other taxes or fees of any nature whatsoever for periods prior to the Closing Date excepting only parking impact fees, gaming taxes or other similar items; and (vi) any pension, profit sharing or employee benefit plans owned personally by Sellers. Until the Closing and for a reasonable time thereafter, Black Hawk shall have the right upon reasonable notice, for reasonable cause and during normal business hours to inspect and copy the Excluded Property in clause (iv) above subject to a continuing duty to maintain the confidentiality thereof.

     Section 1.11. [THIS SECTION HAS BEEN DELETED.]

     Section 1.12. GAMING ACT means the Colorado Limited Gaming Act, as amended, and all rules and regulations promulgated thereunder.

     Section 1.13. GAMING APPROVAL means the consent issued by the Gaming Commission to Black Hawk for the operation of the Business (subject to and together with the Amended Ground Lease as a single operating unit).

     Section 1.14. GAMING COMMISSION means the Colorado Limited Gaming Commission or any other Colorado agency which succeeds in whole or in part to its jurisdiction so far as the subject matter of this Agreement is concerned.

     Section 1.15. GROUND LEASE means that certain ground lease, dated as of February 28, 1992, between Black Hawk and Gold, as Lessor, and GHV, as Lessee.

     Section 1.16. INTERESTS is defined in subparagraph B. of the definition of Property at Section 1.26.

     Section 1.17. INVENTORY means saleable goods, food and beverages used by customers of the Business as of the Closing Date.

     Section 1.18. KNOWLEDGE means actual knowledge of the person referenced and constructive knowledge of facts which would have been discovered after due inquiry. Notwithstanding the foregoing, a person also has "knowledge" when known facts and circumstances create a reasonable doubt as to the accuracy of any covenant, representation, warranty, or other material statement made herein. If the person referenced is an entity, "knowledge" of the representative of the entity having executive responsibility for the subject matter referenced is knowledge of the entity.

     Section 1.19. LAND means the real property owned by Black Hawk and Gold, currently leased to GHV pursuant to the Ground Lease.

     Section 1.20. LIQUOR ACT means the Colorado Liquor Code and the municipal liquor ordinance as amended and the rules and regulations issued thereunder applicable to the Business.

     Section 1.21. LIQUOR AUTHORITY means the Colorado Liquor License Division of the Department of Revenue and the local Liquor Licensing Authority which have asserted jurisdiction over the Business.

     Section 1.22. LIQUOR CONSENT means the consent issued by the Liquor Authority to the operation of the Business by Black Hawk in a manner substantially similar to the current operation of GHV's Business.

     Section 1.23. LAND OWNERS are Black Hawk and Gold, the sole owners of the Land.

     Section 1.24. MATERIAL means having significant consequences to the operations, properties or financial condition of the entity to which the event, representation or warranty inures.

     Section 1.25. AGREEMENT WITH GAMBLE shall mean that portion of the Development, Management and Consultancy Agreement described in Section 1.26B. pursuant to which Gamble is entitled to certain consultancy fees.

     Section 1.26. PROPERTY means all of Sellers' right, title and interest in and to the assets and properties, except the Excluded Property, used in the Business of whatever kind, character and description, and whether tangible, intangible, corporeal or incorporeal, real, personal or mixed, and wherever located. Without limiting the generality of the foregoing, the Property includes the following Assets, Interests, Authorities, and Proprietary Information:

              A. ASSETS mean all of Sellers' fixed or tangible or corporeal movable assets, including, without limitation, Sellers' interest in the GHV bank accounts, any GHV cash on hand, GHV accounts receivable, GHV checks, buildings, improvements, slot machines, chips, gambling tables, restaurant tables and chairs, kitchen equipment, utensils, materials and supplies, maintenance manuals, word processors, typewriters and other business machines, tools, trade fixtures, furniture, furnishings, office equipment, facilities and supplies, as set forth in Schedule 1.26A and Inventory as set forth in Schedule 1.17.

              B. INTERESTS means all of Sellers' rights, privileges, benefits and interests under certain agreements dated on or about February 28, 1992 and others as follows:

                   (i) Gilpin Hotel Joint Venture Agreement (the "Joint Venture Agreement") between Black Hawk and GVI;

                   (ii) Development, Management and Consulting Agreement (the "Management Agreement") among GHV, Black Hawk and Gamble;

                   (iii) in connection with the Business, all contracts, agreements, consents, or licenses, permits or certificates (except those included as Authorities), including computer software licenses; agreements, permits, leases and arrangements with respect to intangible or personal property or interests therein, including passenger vehicle services; equipment leases and motor vehicle leases; employment agreements whether oral or written; consents; agreements with suppliers and customers; business licenses; prepaid expenses; and any sales agent or sales affiliate agreements used or owned in connection with the Business.

              C.   [INTENTIONALLY DELETED].

              D. AUTHORITIES means all of Sellers' right, title and interest in and to licenses or authorizations granted by the Gaming Commission and Liquor Authority including any as a limited gaming operation and sale of alcoholic beverages owned by GHV and used to develop and operate the Business all as set forth in Schedule 1.26D.

              E. PROPRIETARY INFORMATION means all of Sellers' right, title and interest in and to information, records and data utilized in the operation of the Business, including, without limitation, business trade secrets, any and all names and addresses of customers, customer gaming histories and records, employee records, and repair and maintenance records respecting the Assets.

              F. TRADE NAME means all of Sellers' right, title and interest in and to the trade name "Gilpin Hotel Casino" and all variants thereof, and any associated trademarks.

     Section 1.27. PURCHASE PRICE shall have the meaning specified in Section
2.2.

     Section 1.28. REALTY means the real properties described in the "Agreement for Purchase and Sale of Real Property" (the "Real Estate Agreement") of even date herewith between Black Hawk and Gold, as currently subject to either (i) a lease dated February 28, 1992, or (ii) the Amended Ground Lease, each as between Black Hawk and Gold as Lessor, and GHV as Lessee.

     Section 1.29. TAXES means any and all taxes, sums or amounts assessed or assessable, levied and due or which may be levied and become due by any federal, state or county or other local governmental authority or agency, including without limitation, real and personal property taxes, income taxes, whether measured by gross or net income or profit, franchise, excise, sales and use taxes, employee and employee withholding, social security, unemployment taxes and any other taxes required to be paid by the respective parties hereto, including interest and penalties in respect thereof, whether disputed or not, and whether accrued, contingent, due, absolute, deferred, unknown or other, together with any and all penalties, interests and additions on or to all such taxes, sums or amounts.

     Section 1.30. TRANSACTION means the transaction contemplated by this Agreement.


                                   ARTICLE II
                         SALE AND PURCHASE OF PROPERTY

     Section 2.1. SALE AND TRANSFER. Subject to the terms and conditions set forth in this Agreement, Sellers shall sell, convey, transfer, assign and deliver to Black Hawk and Black Hawk shall purchase and receive from Sellers at the Closing, all of the Property, excepting only the Excluded Property. The Material Assets, Inventory, Interests and Authorities, are set forth and described in Schedules 1.26A, 1.17., and 1.26D, respectively. Conveyance of the Assets, Inventory, Interests and Authorities shall be made by the Assignment and Bill of Sale in the form attached hereto as Exhibit A along with such other documents of conveyance as reasonably requested by Black Hawk. Notwithstanding the foregoing, the parties agree that if Black Hawk and GVI decide to structure the sale of the GVI's interest in the Property as a sale of all of GVI's stock in lieu of an asset sale, the parties hereto shall negotiate in good faith and use all reasonable efforts to enter into, as quickly as possible after such determination, (a) a Purchase and Sale of Stock Agreement ("Stock Sale Agreement") with respect to the purchase and sale of all of GVI's stock, which agreement shall include all of the material terms and provisions set forth herein as applicable, and (b) an agreement for the termination and release of all rights of Gamble in and to consulting fees under
Section 9g of the Management Agreement, effective upon completion and consummation of the Closing, in form substantially similar to Exhibit F attached hereto.

     Section 2.2.  PURCHASE PRICE AND PAYMENT.

         A. BASE PRICE. The Purchase Price to be paid by Black Hawk for the Property shall be a total of Five Million Two Hundred and Fifty Thousand Dollars ($5,250,000.00) (the "Base Price").

         B. EARNEST MONEY DEPOSIT. GVI acknowledges Black Hawk's deposit with GVI of the sum of Fifty Thousand Dollars ($50,000) which shall be a non-refundable deposit. The deposit money is hereinafter referred to as "Earnest Money Deposit." On the Closing Date, the Earnest Money Deposit shall be credited against the Base Price.

         C. PAYMENT OF BASE PRICE. The Base Price, shall be payable to GVI and Gamble at the Closing as follows:

              (1)  by credit for the $50,000 of Earnest Money Deposit;

              (2)  by payment of $4,950,000 to GVI; and

              (3)  by payment of $250,000 to Gamble.

         D. EXTENSION OF CLOSING DATE. The Closing Date may be extended ("Extension") for not more than three one-month periods upon written notice by Black Hawk delivered to Sellers not less than 5 days prior to the Closing Date, together with payment by Black Hawk of $50,000 ("Extension Fee") with each delivery of a notice of Extension. Any such amounts paid for Extensions shall be nonrefundable deposits, provided however that each Extension Fee shall be credited against the Base Price to be paid at Closing if such fee was paid within 30 days prior to the date the Closing occurs.

         E. ALLOCATION. The Purchase Price shall be allocated among the elements as described in Schedule 2.2E. The parties shall report for all purposes the transactions contemplated by this Agreement in accordance with such allocation. The parties shall agree to the content of IRS Form 8594 at Closing.

     Section 2.3. ASSUMPTION OF LIABILITIES. GVI is an obligor on and liable for numerous GHV obligations including, but not limited to: (i) the Note payable to the order of Dolly's Casino, Inc. (the "Dolly's Note") in connection with the purchase of the Pic-A-Dilly Casino; (ii) the Note payable to the order of Prime Financial Corp. in connection with the purchase of certain slot machines and equipment; and (iii) the Advance Account described in Paragraph 14 of the Joint Venture Agreement. As a condition to Closing, Black Hawk shall execute an Assumption Agreement in the form attached hereto as Exhibit B under which it will assume all obligations of and to GHV, and release GVI and Gamble, and all shareholders, directors, officers and employees of GVI and Gamble (the "Released Parties") from all obligations of and to GHV, which release shall include the removal of the Released Parties from any and all obligation documents to which a Released Party is a party. In connection therewith, Black Hawk agrees to either (i) to obtain from Dolly's Casino, Inc. a release of the real property on which the Pic-A-Dilly Casino is located (the "Pic Property"), which is currently subject to a "springing lease" in the event of a default under the Dolly's Note, or (ii) provide in the Assumption Agreement that in the event of a default by Black Hawk under the Dolly's Note and the exercise by Dolly's Casino, Inc. of its right to invoke the "springing lease" on the Pic Property, Black Hawk will be liable to Gold for reimbursement of any offset of rent under such "springing lease" from Dolly's Casino, Inc.

     Section 2.4. LIABILITIES NOT ASSUMED BY BLACK HAWK. Notwithstanding any other provision in this Agreement to the contrary (including any other provision with the same or similar qualifying language as the foregoing), Black Hawk shall not be deemed by anything contained in this Agreement to have assumed, and Sellers hereby agree to pay and discharge when due all liabilities of Sellers not listed in Exhibit B, including, but not limited to:

         A. Any liability of Sellers to any person or entity the existence of which constitutes a breach of any covenant, agreement, representation, or warranty of Sellers contained in this Agreement;

         B. Any liability of Sellers (but not GHV) for any Taxes (as defined in Section 1.29);

         C. Any accrued or other liability for contributions or payments to be made in respect of service under any employee pension benefit plan (as defined in Section 3(2)) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or other employee benefit plan maintained for the employees of Sellers only (and not GHV); and

         D. Any personal liabilities of Sellers asserted by any person other than Black Hawk or its officers, directors or agents, and not set forth on
Schedule 2.4D.

     Section 2.5 PROFIT AND RESERVE DISTRIBUTIONS. (i) As soon as possible after receiving GHV's results of operations for the year ended December 31, 1997 as audited by Deloitte & Touche LLP, a distribution will be made to GVI in accordance with Paragraph 14A of the Joint Venture Agreement in the amount, when added to previous distributions to GVI of net income made during 1997, will equal 50% of audited net income for the year 1997. Moreover, during the period from January 1, 1998 and until the Closing Date, GHV shall make distributions in a manner consistent with past practices, the determination of which may be reviewed by Deloitte & Touche LLP, to insure consistency of accounting principles with prior periods. If the Closing occurs, all such distributions shall be made without adjustment for reserves (except those authorized under Section 7.3) and without repayment by GVI to the Advance Account. If Closing does not occur, such distributions and activities for calendar year 1998 will be subject to the provisions of the Advance Account. Gamble shall be paid all monies due under the Gamble Agreement through the date of the Closing.

              (ii) In addition to the payments above, at the Closing, GHV shall establish a $1,500,000 operational reserve (described on the GHV Balance Sheet as the operating account, credit card account, petty cash, change banks, poker podium, black jack table fills, slot hopper fills, house bank poker table fills, currency/cash/checks, and miscellaneous), and at the GVI Closing, all other reserve amounts shall be distributed one-half to GVI and one-half to Black Hawk, which distribution may be reviewed by Deloitte & Touche LLP, all of which reserves shall be maintained in the ordinary course of business.

                                  ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF GVI AND GAMBLE

     Notwithstanding any statement in this Article III or otherwise in this Agreement to the contrary, the representations and warranties of GVI and Gamble shall not be deemed to cover the Business (except as otherwise expressly provided herein) or any matter affecting the casino industry generally.
Subject to the foregoing qualification, each of GVI and Gamble for a period of one year from the date of this Agreement represents, covenants, and warrants to Black Hawk as follows:

     Section 3. 1. ORGANIZATION AND GOOD STANDING. Each of GVI and Gamble, respectively, is a corporation duly organized, validly existing and in good standing under the laws of Colorado, with all requisite power and authority to own, operate and lease its properties and to carry on its business in general and as presently conducted.

     Section 3.2. AUTHORIZATION OF AGREEMENT. The execution and delivery of this Agreement by GVI and Gamble, the consummation of the Transaction, and the performance by GVI and Gamble of their respective obligations hereunder have been approved by their respective Board of Directors and shareholders, and are within their respective power and authority, will not contravene or constitute a material default under any provision of their respective organizational documents, and, to each of GVI's and Gamble's Knowledge, will not result in any material breach of any term, condition or provision of, or constitute a material default under, any note, mortgage, indenture, contract, agreement, judgment or order to which each of GVI and Gamble is a party and, to GVI's and Gamble's Knowledge, will not contravene any provision of applicable law or regulation. Any actions required by GVI's and Gamble's respective articles of incorporation, any applicable agreements, or bylaws necessary to authorize the execution, delivery and performance of this Agreement by each of GVI and Gamble respectively and the consummation of the Transaction have been duly and validly taken by each of GVI and Gamble on or prior to the date hereof, and certified copies of any such approval, resolutions or minutes shall be delivered to Black Hawk upon execution of this Agreement.

     Section 3.3. NO AUTHORIZATION REQUIRED. No authorization or approval of, or filing with, any governmental agency, authority or other body or any other third persons will be required in connection with GVI's and Gamble's execution and delivery of this Agreement or their consummation of the Transaction and thereby, except as expressly referred to in this Agreement including, without limitation, Section 8.3.

     Section 3.4. TITLE TO PROPERTIES AND ASSETS. To GVI's Knowledge, GVI has good and marketable title to its one-half undivided share of all Assets, Interests, Proprietary Information and Authorities free and clear of all Encumbrances, except (i) those approved in writing by Black Hawk prior to Closing and contained in the documents constituting or creating or evidencing the Authorities or Interests, or limitations on title warranties contained in instruments of conveyance provided to and approved by Black Hawk, or otherwise disclosed in this Agreement or on Schedule 3.4, (ii) the lien of current taxes not yet due and payable, and (iii) immaterial matters that are not in the aggregate, substantial in amount and do not materially detract from or interfere with the operation of the Business. GVI is not a party to, nor to GVI's Knowledge is the

Property subject to any judgment, judicial order, writ, injunction or decree that materially adversely affects the Property or the use thereof by GVI or GHV.

     Section 3.5. INSURANCE. Schedule 3.5 to this Agreement is a description of any insurance policies held by GVI and Gamble relating to the Property and the Business (not including any such policies held by GHV).

     Section 3.6. INTERESTS. To the Knowledge of GVI the Interests are in full force and effect, valid and enforceable in accordance with their respective terms, and there are no existing defaults of GVI or events of default that, with the giving of notice or lapse of time, or both, would constitute defaults of GVI under any of those Interests, nor are material amendments pending with respect to any of those Interests. Except as set forth in Schedule 3.6, GVI has not received notice of, nor made any claimed default with respect to, any of the Interests.

     Section 3.7. AUTHORITIES. To GVI's Knowledge, the Authorities are in full force and effect, materially unimpaired by any act or omission of GVI.

     Section 3.8. TAXES. To GVI's Knowledge, all federal, state and local income, excise or franchise tax returns and real estate and sales and use tax returns or other filings or returns for Taxes required to be filed by GVI in connection with the Business have been filed, and all Taxes owed in connection with the Business have been paid, except Taxes which have not yet accrued or otherwise become due or which, as described in Schedule 3.8, are being contested in good faith and by appropriate proceedings. Except as set forth in
Schedule 3.8, to GVI's Knowledge, there are no audits pending or any outstanding agreements or waivers extending the statutory period of limitations applicable to any Taxes or tax return or document for any period.

     Section 3.9. LITIGATION. Except as expressly set forth on Schedule 3.9, or otherwise of which Black Hawk has knowledge, neither GVI nor Gamble has been served with any summons or complaint and there is no action or suit, equitable or legal to which GVI or Gamble is a party, nor any administrative, arbitration or other proceeding pending or, to GVI's or Gamble's Knowledge, threatened against neither GVI nor Gamble which could, if adversely decided, have a material adverse effect upon operation of the Business or Property. Neither GVI nor Gamble is in default with respect to any currently effective judgment, order, writ, injunction or decree issued by any court identifying GVI or Gamble therein. Neither GVI nor Gamble is charged or, to the Knowledge of GVI or Gamble, threatened with or under investigation with respect to, any violation of any provision of any federal, state, municipal or other law or administrative rule or regulation.

     Section 3.10. COMPLIANCE WITH LAWS. With respect to the Business, to GVI's and Gamble's Knowledge, to the date of this Agreement GVI and Gamble have complied and through the Closing will continue to comply in all material respects with federal, state and local laws, rules and regulations applicable to the Business.

     Section 3.11. NO OTHER COMMITMENT TO SELL. No Property is subject to any written or oral commitment or arrangement, in whole or in part, for sale or transfer, other than as contemplated by this Agreement.

     Section 3.12. DISCLAIMER OF FRAUDULENT INTENT. The Transaction has been undertaken in good faith, considering GVI's and Gamble's obligations to any person or entity to whom GVI and Gamble owes a right to payment, whether or not the right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured (collectively such persons with such claims are called "creditors" under this Section), and has undertaken the Transaction without any intent to hinder, delay or defraud any such creditors, and either has disclosed in the ordinary course of business or will undertake to disclose to all such creditors the existence of this Transaction, and has not and will not conceal this Transaction or the proceeds of this Transaction from any such creditors.

     Section 3.13. CONDITION OF PROPERTY. All buildings, structures, fixtures, equipment, inventory and other tangible personal property which constitutes the Property are not subject to any warranty of condition by GVI or Gamble, and the Property shall be transferred as is, where is; provided however, that neither GVI nor Gamble shall take any action which would limit or adversely modify any warranties or guaranties of manufacturers, vendors, suppliers, materialmen, laborers and the like which pertain to the Property.

     Section 3.14. ACCURATE INFORMATION. No representation and warranty made by GVI or Gamble in this Agreement nor any statement or certificate furnished or to be furnished by it pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit any material fact the omission of which would be misleading.


                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF BLACK HAWK

     Black Hawk hereby represents and warrants to GVI and Gamble as follows:

     Section 4.1. ORGANIZATION, GOOD STANDING AND QUALIFICATION. Black Hawk is a Colorado corporation duly organized, validly existing and in good-standing under the laws of the State of Colorado. Black Hawk possesses all requisite power and authority to own, operate and lease its properties and carry on its business as presently conducted, to acquire and own the Property and conduct the Business, and to enter into this Agreement and complete the Transaction subject to obtaining applicable consents and approvals.

     Section 4.2. AUTHORIZATION OF AGREEMENT. All actions required by Black Hawk's organizational documents or the laws of its formation, necessary to authorize the execution, delivery and performance of this Agreement by Black Hawk and the consummation of the Transaction, including approval of its Board of Directors, have been duly and validly taken on or prior to the date hereof, and certified copies of such approval resolutions or minutes shall be delivered to Sellers upon execution of this Agreement.

     Section 4.3. LITIGATION. There is no action, suit or proceeding pending or, to the Knowledge of Black Hawk, threatened against Black Hawk which might interfere with its ability to consummate the Transaction. Black Hawk is not in default with respect to any judgment, order, writ, injunction, decree, demand or assessment issued by any court or of any federal, state, municipal or other governmental agency, board, commission, bureau, instrumentality or department. Black Hawk is not charged or, to the Knowledge of Black Hawk, threatened with or under investigation with respect to, any violation of any provision of any federal, state, municipal or other law or administrative rule or regulation.

     Section 4.4. FINANCING. Black Hawk intends to use diligent efforts to obtain all monies or requisite financing necessary to fund and deliver the required portion of the Purchase Price to GVI and Gamble at the Closing and believes such efforts have a reasonable probability of success. More specifically, Black Hawk will use its best efforts to: (i) file a registration statement with the United States Securities and Exchange Commission as soon as reasonably practicable;(ii) to consummate an offering of its securities thereunder; and/or (iii) obtain private debt or equity financing necessary to fund the required portion of the Purchase Price at Closing.

     Section 4.5.  QUALIFICATION.  Subject to the conditions precedent in
Article VIII, Black Hawk is, or at the Closing will be, qualified to be a transferee of the Authorities under all applicable federal, state and local laws.

     Section 4.6. NO APPROVALS REQUIRED. No authorization or approval of, or filing with, any governmental agency, authority or other body or any other third persons will be required in connection with Black Hawk's execution and delivery of this Agreement or its consummation of the transactions contemplated hereby and thereby, except Gaming Approval, Liquor Consent, the consent of Dolly's Casino, Inc. and the consent of Prime Financial Corp. as expressly referred to in this Agreement and except as otherwise expressly provided in this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby are not events which of themselves or with the giving of notice or the passage of time or both would constitute, on the part of Black Hawk, of themselves or with the giving of notice or the passage of time or both would constitute, on the part of Black Hawk, a violation of or conflict with or result in any breach of, or default under the terms, conditions or provisions of, any order, writ, injunction, decree, judgment, law or regulation, relating to Black Hawk or of Black Hawk's organizational documents or any agreement or instrument to which Black Hawk is a party or by or to which it or any of its assets or properties are bound or subject.

     Section 4.7. TAXES. To Black Hawk's Knowledge, all federal, state and local income, excise or franchise tax returns and real estate and sales and use tax returns or other filings or returns for Taxes required to be filed by Black Hawk or GHV in connection with the operation of the Business have been filed and all Taxes owned in connection with its operations have been paid, except Taxes which have not yet accrued or otherwise become due or which are being protested in good faith and by appropriate proceedings. To Black Hawk's Knowledge, there are no audits pending or any outstanding agreements or waivers extending the statutory period of limitations applicable to any Taxes or tax return or document for any period.

     Section 4.8. COMPLIANCE WITH LAWS. To Black Hawk's Knowledge, to the date of this Agreement Black Hawk has complied and through the Closing will continue to comply in all material respects with federal, state and local laws, rules and regulations effecting its assets or the operation of the Business.

     Section 4.9. ACCURATE INFORMATION. No representation and warranty made by Black Hawk in this Agreement nor any statement or certificate furnished or to be furnished by it pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit any material fact the omission of which would be misleading.

     Section 4.10 FINANCIAL STATEMENTS. Black Hawk has delivered to GVI balance sheets of GHV as of December 31, 1996, and the related statements of operations, stockholders' equity and changes in financial position for these years then ending, certified by Deloitte & Touche LLP, independent certified public accountants. To Black Hawk's Knowledge, these financial statements have been prepared in accordance with generally accepted accounting principles consistently applied followed and fairly present the financial position of GHV and the results of operations of GHV for the periods indicated, and since December 31, 1996, there has been no material change in the financial condition of GHV.


                                   ARTICLE V
                      COVENANTS AND OBLIGATIONS OF SELLERS

     Sellers covenant and agree that between the date of this Agreement and
Closing:

     Section 5.1. ACCESS TO INFORMATION AND FACILITIES. Sellers will afford Black Hawk and its representatives full access during normal business hours to all facilities, properties, books, accounts, records, contracts and documents of or relating to the Business and Property in Sellers' possession and control. Sellers shall furnish or cause to be furnished to Black Hawk and its representatives all data and information concerning the Property and the Business as shall reasonably be requested by Black Hawk.

     Section 5.2. CONDUCT OF BUSINESS. Sellers will use their reasonable efforts to: (a) keep available to Black Hawk the services of GHV's present employees; and (b) maintain and preserve GHV's business relationships with suppliers, customers, and others having business relationships with GHV.

     Section 5.3. NEGATIVE COVENANTS. Sellers will not (a) modify, amend, cancel or terminate any material interest in the Property; (b) enter into, make or cancel any material contracts regarding the Property; (c) sell, assign, lease, hypothecate or otherwise transfer or dispose of, any of the Property except as permitted by this Agreement; or (d) materially disrupt existing customer, vendor or service relationships.

     Section 5.4. COOPERATION. Sellers agree to cooperate with Black Hawk in connection with Black Hawk's obligation to obtain and secure the Gaming Approval and Liquor Consent to the assignment of the Authorities and will cooperate in obtaining any other consents or approvals required to consummate the Transaction.

     Section 5.5. CONTINUED EFFORTS. Sellers will use their continual reasonable efforts to (a) cause to be fulfilled and satisfied all of the conditions to the Closing; (b) cause to be performed all of the matters required upon the Closing; and (c) take such steps and do such acts as may be necessary to make all of their warranties and representations true and correct as of the Closing Date with the same effect as if the same has been made, and this Agreement had been dated, as of the Closing Date.

                                   ARTICLE VI
                    COVENANTS AND OBLIGATIONS OF BLACK HAWK

     Black Hawk hereby covenants and agrees that from the date of this Agreement until the Closing Date:

     Section 6.1. CONTINUED EFFORTS. Black Hawk will use its continual reasonable efforts to (a) cause to be fulfilled all of the conditions to the Closing to be satisfied by it; (b) cause to be performed all of the matters required of it upon the Closing; and (c) take such steps and do such acts as may be necessary to make all of its warranties and representations true and correct as of the Closing with the same effect as if the same had been made, and this Agreement had been dated, as of the Closing Date.

     Section 6.2. GAMING APPROVAL, LIQUOR AND OTHER CONSENTS. Black Hawk shall promptly file any necessary applications and provide all information necessary in connection with obtaining the Gaming Approval and the Liquor Consent; it will also promptly undertake to obtain the approvals and consents of Dolly's Casino, Inc., Prime Financial Corp. and any other necessary approvals or consents.

     Section 6.3. FINANCING. Black Hawk reaffirms as a covenant the representation and warranty set forth in Section 4.4.

     Section 6.4. CONDUCT OF BUSINESS. Black Hawk will use its reasonable efforts to: (a) maintain the services of GHV's present employees; and (b) maintain and preserve GHV's business relationships with suppliers, customers, and others having business relationships with GHV.

     Section 6.5. NEGATIVE COVENANTS. Black Hawk will not (a) modify, amend, cancel or terminate any material interest in the Property; (b) enter into, make or cancel any material contracts regarding the Property; (c) sell, assign, lease, hypothecate or otherwise transfer or dispose of, any of the Property except as permitted by this Agreement; or (d) materially disrupt existing customer, vendor or service relationships.

     Section 6.6.  PARKING OBLIGATIONS.

         (a) Black Hawk shall design and construct parking facilities (the "Parking Facility") currently contemplated by the parties (estimated at approximately $2,500,000), with appropriate access on the northwest portion of Millsite 30 and will pay for all costs related to construction of the Parking Facility, which costs shall not be subject to the recoupment provisions of paragraph 10B of the Joint Venture Agreement or otherwise, and shall not be deemed a contribution by Black Hawk to the Advance Account or a capital contribution to GHV.

         (b) The Parking Facility, together with parking on Millsite 29, the unused portion of Millsite 30 not covered by the Parking Facility, and between the Gilpin and Canyon Casinos, shall provide for use by the Gilpin Hotel Casino approximately 179 parking spaces, of which 162 shall be striped, or such greater number as is sufficient to avoid the City of Black Hawk's Parking Improvement Fee.

         (c) The Parking Facility (or such portion thereof sufficient to provide the parking spaces described in Section 6.6(b) above) shall be completed no later than June 30, 1998, and the approximately 100 of such required parking spaces located in the Parking Facility and on the unused portion of Millsite 30 not covered by the Parking Facility shall be subject to a lease in favor of GHV providing for (i) an initial term of 10 years at a monthly rental cost of $80,000, (ii) a CPI adjustment to rent every 5th year, and (iii) two 5-year extension options which extensions shall also be subject to a CPI adjustment to rent every 5th year.


                                  ARTICLE VII
                        MUTUAL COVENANTS AND OBLIGATIONS

     Section 7.1. CONFIDENTIALITY. Sellers and Black Hawk will use their best efforts to keep confidential any and all information furnished to either of them or their representatives, accountants, counsel, advisors or bankers in the course of negotiations relating to this Agreement and the business and financial reviews and investigations referred to in this Agreement, except to the extent that any such information may be generally available to the public. Sellers and Black Hawk have instructed their respective officers, employees and other representatives having access to such information of such obligation of confidentiality; provided, however, that any disclosure of such information may be made to the extent required by applicable law or regulation, judicial or regulatory process, reviews by financial institutions for the purpose of lending to either party, and such information may be used as evidence in or in connection with any pending or threatened litigation relating to this Agreement or the Transaction. In the event the Transaction is not consummated for any reason, each party agrees to return to the other party all such materials immediately on request. The obligations arising under this Section 7.1 shall survive any termination or abandonment of this Agreement.

     Section 7.2. ADDITIONAL ACTIONS, ETC. Each party covenants, commencing promptly upon the execution and delivery of this Agreement, to use all reasonable efforts in good faith to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, expeditiously and practicably to consummate and make effective the Transaction, including using its reasonable efforts to obtain all necessary actions, waivers, consents and approvals from third parties or governmental or regulatory bodies and to effect all necessary filings (including, without limitation, any filings under the Gaming Act and other necessary filings with governmental regulatory authorities).

     Section 7.3.  CAPITAL EXPENDITURES/POLICY BOARD.

         A. Until the Closing Date, Black Hawk, as manager under the Management Agreement, shall have the right to incur capital expenditures upon prior written approval of the Policy Board, consistent with past practices and the terms of the Management Agreement, including expenditures incurred in accordance with the following:

              (i) all reasonable and necessary capital expenditures not exceeding $100,000 in the aggregate;

              (ii) capital expenditures financed through leases or other long-term arrangements; or

              (iii)     otherwise, as approved in writing by GVI.

         B. GVI and Black Hawk shall each designate two representatives with authority to act on all things pertaining to the GHV and shall endeavor to agree upon the selection of an independent and impartial person to serve as the fifth member of the Policy Board on any deadlocked matter; provided either GVI or Black Hawk may, at any time, apply to the American Arbitration Association for the appointment of the fifth Policy Board member. Black Hawk shall continue management of the Gilpin Hotel in the normal course of business and without deviation from Policy Board directives until GVI Closing, and shall take no action not previously approved by the Policy Board in writing which would materially damage the Business.

     Section 7.4. STAY OF ARBITRATION. Black Hawk and GVI acknowledge that there may be issues between them which are arbitrable under provisions of the Joint Venture Agreement and the Management Agreement. Black Hawk and GVI agree that neither will institute proceedings in arbitration during the period commencing with the date hereof and ending if Black Hawk fails to pay the Purchase Price in accordance with Section 2.2; provided, however and notwithstanding the foregoing, Black Hawk or GVI may initiate arbitration:

              (i) for appointment of a fifth Policy Board member as provided for in Section 7.3;

              (ii) for departure from the material intent of this Agreement;

              (iii)     for breach of this Agreement.


                                  ARTICLE VIII
           CONDITIONS PRECEDENT TO OBLIGATION OF BLACK HAWK TO CLOSE

     The obligations of Black Hawk to purchase the Property to be sold, assigned, transferred and delivered to Black Hawk hereunder are, unless waived in writing by Black Hawk, subject to the satisfaction, on the Closing Date, of the following conditions:

     Section 8.1. ACCURACY OF REPRESENTATIONS AND PERFORMANCE OF CONDITIONS. The representations and warranties of Sellers contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made on and as of such Date, except to the extent that such representations and warranties shall be incorrect as of the Closing Date because of events or changes occurring or arising after the date hereof in the ordinary course of business of Sellers or as otherwise permitted by this Agreement; each and all of the conditions and covenants to be performed or satisfied by Sellers hereunder at or prior to the Closing Date shall have been duly performed or satisfied in all material respects; and Sellers shall have furnished Black Hawk with Sellers' certificate to that effect.

     Section 8.2. NO PROCEEDING OR LITIGATION. No order restraining, preventing or challenging this Agreement or the Transaction shall be in effect.

     Section 8.3. REGULATORY APPROVALS. Evidence reasonably satisfactory to Black Hawk of the approval by the Gaming Authority and the Liquor Authority, of the operation of limited gaming, restaurant and bar and retail business, under Black Hawk's and GHV's existing licenses.

     Section 8.4. FIRPTA COMPLIANCE. Sellers shall have delivered either an affidavit that Sellers are not foreign persons within the meaning of Section 1445(b)(2) of the Internal Revenue Code of 1986, as amended, or an affidavit of Sellers that complies with Section 1445(b)(3) thereof.

     Section 8.5. NO OPPOSITION. All requirements and waiting periods under the Hart-Scott-Rodino Improvement Act of 1976 amending Section 7 of the Clayton Act, 15 U.S.C. Section 18a (Supp. 1979), if applicable, shall have been fulfilled and no suit, action or proceeding shall be pending on the Closing Date before or by any court or governmental body seeking to restrain or prohibit, or damages or other relief in connection with, the execution and delivery of this Agreement or the consummation of the Transaction.

     Section 8.6. DELIVERIES PRECEDENT TO BLACK HAWK'S OBLIGATIONS TO CONSUMMATE THE PURCHASE. Sellers shall deliver to Black Hawk each of the following items:

         A. CONVEYANCES AND OTHER DOCUMENTS. (1) All instruments of transfer and assignment as are required hereunder, and (2) all agreements, documents, instruments and certificates in the form required by this Agreement.

         B. CERTIFICATES OF SELLERS. The certificates of appropriate officers of Sellers stating material compliance with the requirements of
Section 8.1.A. and B. and that Sellers have no Knowledge of any breach or of any event which of itself or with the giving of notice or the passage of time or both would constitute any breach by Sellers of any of the representations, warranties, agreements or covenants of Sellers under this Agreement.

         C. SELLERS' APPROVAL. Certified copies of the resolutions of the shareholders and Board of Directors of Sellers, pertaining to the authorization and execution of this Agreement and the consummation of the Transaction and a certificate executed by the secretary or assistant secretary of each Seller, as to the due election, qualification and incumbency and valid signature of its officers authorized to sign this Agreement or any document, instrument or certificate to be delivered under it.

     Section 8.7. NEW OR MODIFIED AGREEMENTS. Black Hawk and Gold shall have executed either (a)(i) the Amended and Restated Ground Lease, and (ii) a new or amended Tenancy in Common Agreement, both relating to the Realty, or (b) a Memorandum of Lease which sets forth the primary terms of such agreements in form substantially similar to Exhibit C attached hereto, providing:

         (i) in the Amended and Restated Ground Lease, a term for a minimum monthly rent of $60,000 payable to Gold (in consideration for which Black Hawk shall have an option to extend the closing of Gold's interest in the Realty through July 2, 1999); provided however that such minimum rent term shall not in any way limit the payment of additional amounts which may be due under the existing rent calculations based on the gross income of GHV; and

         (ii) in the new or amended Tenancy in Common Agreement, certain other arm's length provisions regarding management of the Realty and consents for actions to be taken on the Premises (as defined therein).

     Section 8.8. GENERAL RELEASE AND WAIVER. Black Hawk, GVI and Gamble shall have executed a mutual release and waiver in form substantially similar to Exhibit D attached hereto, releasing each other from all claims, damages, duties, responsibilities, and obligations under the agreements described in
Section 1.26B and resulting from their relationships thereunder.

     Section 8.9. PURCHASE OF REALTY. Simultaneously with the execution of this Agreement, Black Hawk and Gold shall have entered into the Agreement to Purchase and Sell Real Estate of even date herewith.

     Section 8.10. CANCELLATION OF AGREEMENTS.  The Agreements set forth in
Section 1.26B(i) and (ii) including the interest of Gamble arising from Paragraph 9g of the Management Agreement shall be terminated and canceled in their entireties, effective as of the completion and consummation of the Closing, in form substantially similar to Exhibit F attached hereto.


                                   ARTICLE IX
             CONDITIONS PRECEDENT TO OBLIGATION OF SELLERS TO CLOSE

     The obligations of Sellers to sell, assign, transfer and deliver the Property to Black Hawk hereunder are, unless waived in writing by Sellers, subject to the satisfaction at or prior to the Closing Date of the following conditions:

     Section 9.1. ACCURACY OF REPRESENTATIONS AND PERFORMANCE OF CONDITIONS. The representations and warranties of Black Hawk contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made on and as of such Date, except to the extent that such representations and warranties shall be incorrect as of the Closing Date because of events or changes occurring or arising after the date hereof in the ordinary course of business of Black Hawk or as otherwise permitted by this Agreement; each and all of the conditions and covenants to be performed or satisfied by Black Hawk hereunder at or prior to the Closing Date shall have been duly performed or satisfied in all material respects; and Black Hawk shall have furnished Sellers with Black Hawk's certificate to that effect.

     Section 9.2. NO PROCEEDING OR LITIGATION. No order restraining, preventing or challenging this Agreement or the Transaction shall be in effect.

     Section 9.3. REGULATORY APPROVAL. Gaming Approval and Liquor Consent shall have occurred.

     Section 9.4. NO OPPOSITION. All requirements and waiting periods under the Hart-Scott-Rodino Improvements Act of 1976 amending Section 7 of the Clayton Act, if applicable, shall have been fulfilled and no suit, action or proceeding shall be pending on the Closing Date before or by any court or governmental body seeking to restrain or prohibit the execution and delivery of this Agreement or the consummation of the Transaction.

     Section 9.5. PAYMENT. Black Hawk shall have delivered the Purchase Price for the Property as provided in Section 2.2.

     Section 9.6. APPROVAL. Certified copies of all Black Hawk's resolutions pertaining to the authorization of this Agreement and the consummation of the Transaction, and a certificate executed by the secretary or assistant secretary of Black Hawk as to the due election, qualification and incumbency and valid signatures of its officers authorized to sign this Agreement or any document or certificates to be delivered under it shall have been delivered to Sellers.

     Section 9.7. CERTIFICATE OF BUYER. Black Hawk shall have delivered to Sellers a certificate of Black Hawk in form reasonably satisfactory to Sellers that, as of the Closing Date, Black Hawk has no Knowledge of any breach or of any event which of itself or with the giving of notice or the passage of time or both would constitute any breach by Black Hawk of any of the representations, warranties, agreements or covenants of Black Hawk under this Agreement.

     Section 9.8. CONSENTS. The consents listed in Schedule 9.8 ("Material Consents") shall have been obtained by the parties.

     Section 9.9 NEW OR MODIFIED AGREEMENTS. Black Hawk and Gold shall have executed (a) the Amended and Restated Ground Lease, and (b) a new or amended Tenancy in Common Agreement, both relating to the Realty, with the primary terms of Section 8.7.

     Section 9.10 GENERAL RELEASE AND WAIVER. Black Hawk, GVI and Gamble shall have executed a mutual release and waiver in form substantially similar to Exhibit D attached hereto, releasing each other from all claims, damages, duties, responsibilities, and obligations under the agreements described in
Section 1.26B and resulting from their relationships thereunder.

     Section 9.11 PURCHASE OF REALTY. Prior to or contemporaneous with the Closing, Black Hawk and Gold shall have entered into the Agreement to Purchase and Sell Real Estate of even date herewith.

     Section 9.12. ASSUMPTION AGREEMENT.  The Assumption Agreement described in
Section 2.3 shall be delivered.

     Section 9.13. DISTRIBUTIONS. The amounts due under Section 2.5 shall be delivered to GVI and Gamble by Black Hawk or GHV by certified check or wire transfer.

     Section 9.14. PARKING. Black Hawk's agreement under Section 6.6 hereof to provide approximately 179 parking spaces, of which 162 shall be striped, or such greater number as is sufficient to avoid the City of Black Hawk's Parking Improvement Fee will be available to the Gilpin Hotel Casino shall be assigned to Gold.


                                   ARTICLE X
                                  THE CLOSING

     Section 10.1. CLOSING AND CLOSING PROVISIONS. The Closing Date shall be the earlier of (a) 30 days after closing of Black Hawk's financing described in
Section 4.4, or (b) June 30, 1998 unless extended for up to three months (i.e., until September 30, 1998) as provided in Section 2.2D, or (c) such other date as may be agreed to by Sellers and Black Hawk. The Closing shall take place on the Closing Date commencing at 8:00 a.m. at the offices of Jones & Keller, P.C., 1625 Broadway, Suite 1600, Denver, Colorado 80202, or at such other place as the parties may agree in writing. Black Hawk may give Sellers written notice of an earlier Closing Date at any time in the calendar year 1998 after the execution hereof and Closing shall occur on such designated Closing Date.

     Section 10.2. DELIVERIES BY SELLERS. At or prior to the Closing, Sellers shall deliver to Black Hawk all of the matters designated as conditions precedent and deliveries precedent to Black Hawk's obligation to close under this Agreement. Sellers shall also deliver such further instruments of sale, transfer, conveyance, assignment or delivery covering the Property or any part thereof as Black Hawk may reasonably require to assure the full and effective sale, transfer, conveyance, assignment or delivery to Black Hawk of the Property.

     Section 10.3. DELIVERIES BY BLACK HAWK. At the Closing Black Hawk shall deliver to Sellers the Purchase Price, and the distributions set forth in
Section 2.5 in the manner and form provided for in this Agreement, and all the certificates and other documents designated as deliveries and conditions precedent to Sellers' obligation to close under this Agreement.


                                   ARTICLE XI
                                  TERMINATION

     Section 11.1. NON-PERFORMANCE. Sellers or Black Hawk each shall have the right to terminate this Agreement at or prior to Closing in the event that the other party is in default in the performance of any of its material obligations to be performed hereunder, or should any covenant, warranty or representation made by the other party in this Agreement prove to be materially incorrect; provided, however, that the party against whom such termination is to be exercised shall have the right, for a period of twenty (20) days following receipt of written notice from the other specifying the alleged default and the basis therefor, to correct or satisfy any such condition or covenant necessary to the consummation of this Agreement. Nothing in this Section shall be construed as relieving a party from liability for damages, including, without limitation, expenses reasonably incurred in the negotiation and preparation of this Agreement, to the other party for breach of its obligations under or by reason of this Agreement whether or not this Agreement is terminated by the non-defaulting party under the provisions of this Section 11.1, or as limiting GVI's right to retain the Earnest Money Deposit. However, if a default both results from a third party's refusal to grant one or more of the Material Consents and a good faith effort was made to obtain the same, the parties shall not be liable for damages hereunder.

     Provided however, that Black Hawk has the right but not the obligation to make the payments required in Section 2.2. In the event Black Hawk fails to obtain the financing described in Section 4.4 hereof, the Sellers' remedies at law or in equity pertaining to the matters contemplated in this Agreement shall be specifically limited as follows:

         (a) Black Hawk shall forfeit the deposit made under Section 2.2B, and any deposits made under Section 2.2D.

         (b) Black Hawk shall design and construct the Parking Facility described in Section 6.6 and currently contemplated by the parties (estimated at approximately $2,500,000), with appropriate access on the northwest portion of Millsite 30 and will pay for all costs related to construction of the Parking Facility, which costs shall not be subject to the recoupment provisions of paragraph 10B of the Joint Venture Agreement or otherwise and shall not be deemed a contribution by Black Hawk to the Advance Account or a capital contribution to GHV.

         (c) The Parking Facility, together with parking on Millsite 29, the unused portion of Millsite 30 not covered by the Parking Facility, and between the Gilpin and Canyon Casinos, shall provide for use by GHV of parking spaces described in Section 9.14.

         (d) The Parking Facility (or such portion thereof sufficient to provide the parking spaces described in Section 9.14) shall be completed no later than June 30, 1998, and the parking spaces shall be subject to a lease in favor of GHV providing for (i) an initial term of 10 years at a monthly rental cost of $80,000, (ii) a CPI adjustment to rent every 5th year, and (iii) two 5-year extension options which extensions shall also be subject to a CPI adjustment to rent every 5th year.

         (e) The Advance Account shall be reduced by $250,000 (for accounting matters currently at issue under the proposed arbitration as more particularly described in Exhibit E hereto) and the Advance Account shall be deemed current as of December 31, 1997.

         (f) Black Hawk shall forfeit its right to purchase Gold's interest under the Real Estate Agreement.

                                  ARTICLE XII
                                INDEMNIFICATION

     Section 12.1. INDEMNIFICATION. After Closing, Black Hawk will indemnify, defend and hold harmless Sellers, and each of their agents, employees, officers and directors from and against any and all claims, actions, suits, costs, expenses, fees (including reasonable attorney fees), liabilities and losses and damages of any nature whatsoever in connection with GHV; provided however, such indemnification shall not extend to any such claims, actions, suits, costs, expenses, fees, liabilities, losses or damages resulting from or caused by the gross negligence or willful misconduct of the Sellers or their employees, officers or directors.

     Section 12.2. CLAIMS FOR INDEMNIFICATION. Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the "indemnified party") shall promptly notify Black Hawk (the "indemnifying party") of the claim and, when known, the facts constituting the basis for such claim. In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice to the Black Hawk shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The indemnified party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder, without the prior written consent of Black Hawk unless suit shall have been instituted against it and Black Hawk shall not have taken control of such suit after notification thereof as provided in Section
12.3 of this Agreement.

     Section 12.3. DEFENSE BY BLACK HAWK. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, Black Hawk at its sole cost and expense may, upon written notice to the indemnified party, assume the defense of any such claim or legal proceeding if it acknowledges to the indemnified party in writing its obligations to indemnify the indemnified party with respect to all elements of such claim and provides adequate assurance of its ability to do so. The indemnified party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If Black Hawk does not assume the defense of any such claim or litigation resulting therefrom, (a) the indemnified party may defend against such claim or litigation, in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to Black Hawk, on such terms as the indemnified party may deem appropriate, and (b) Black Hawk shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If Black Hawk thereafter seeks to question the manner in which the indemnified party defended such third party claim or the amount or nature of any such settlement, Black Hawk shall have the burden to provide by a preponderance of the evidence that the indemnified party did not defend or settle such third party claim in a reasonably prudent manner.

     Section 12.4. LIMITATIONS ON CLAIMS. Any Notice of Claim must be made as provided herein on or before the first anniversary date of this Agreement; provided, however, that any Claim by Sellers pertaining to the Business that is attributable to ownership, operations or events after Closing or obligations assumed by Black Hawk under this Agreement, may be made within the applicable period of limitation of the statutes providing for limitations on claims and causes of action.

                                  ARTICLE XIII
                            MISCELLANEOUS PROVISIONS

     Section 13.1. INVESTIGATION. Black Hawk may, through its accountants, attorneys, engineers, agents, employees and others, make, and hereby acknowledges and agrees that it has made or will make prior to Closing, such investigations of the business, properties and assets and of the financial and legal and other condition and location of the Business as it may deem necessary or advisable with respect to those matters and the Transaction.

     Section 13.2. COMMISSIONS. Each party represents and warrants that it has dealt with no broker or finder in connection with this Agreement and, insofar as it knows, no broker or other person is entitled to any commission or finder's fee in connection with the consummation of the Transaction. If either of the parties shall breach the foregoing warranty and representation, it shall indemnify the other party and hold the other party harmless from and against any damage, liability, loss, claim, or expense suffered by the other party as a result of such breach.

     Section 13.3. EXPENSES. Except as otherwise provided herein, each of the parties shall pay all costs and expenses incurred or to be incurred by it in the negotiation and preparation of this Agreement and in closing and carrying out the Transaction.

     Section 13.4. HEADINGS. The subject headings of the sections and subsections of this Agreement are included only for purposes of convenience, and shall not affect the construction or interpretation of any of its provisions.

     Section 13.5. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 13.6. RIGHTS OF PARTIES. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action against any party to this Agreement.

     Section 13.7. ASSIGNMENT. The rights, duties and obligations under this Agreement, may not be assigned by any party hereto unless such assignment is to an affiliate defined as a person controlling, controlled by or under common control with the assignor or unless such assignment is made with the prior written consent of the other parties hereto; provided however that the indemnity obligations set forth in Article XII, shall not be assignable without the express written consent of Sellers.

     Section 13.8. BINDING AGREEMENT. This Agreement constitutes, and all other documents to be executed by each party shall, when executed and delivered, constitute the legal, valid and binding obligation of each party enforceable in accordance with their respective terms and shall be binding upon and inure to the benefit of its respective successors and assigns, except as may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights and remedies of creditors generally and the availability of equitable remedies. No provision of this Agreement may be waived or relinquished except by written instrument signed by the party to be charged with such waiver. Failure by any party to this Agreement to enforce any provision of this Agreement shall not constitute a waiver of such provision, and no waiver by any party to this

Agreement of any provision of this Agreement on one occasion shall constitute a waiver of any other provision or of the same provision on another occasion.

     Section 13.9. NOTICES. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, return receipt requested, postage prepaid, and properly addressed as following:

         To GVI and Gamble:

              Robert W. Dunlap, President
              32391 Horseshoe Drive
              Evergreen, Colorado 80439
              (303) 670-3885

         With a copy (which shall not constitute notice) to:

              Philip A. Rouse, Jr.
              303 East Seventeenth Avenue, Suite 800
              Denver, Colorado 80203
              (303) 813-9333

         To Black Hawk:

              Black Hawk Gaming & Development Company, Inc.
              17301 West Colfax Avenue, Suite 170
              Golden, Colorado 80401
              Attention:  Mr. Stephen R. Roark, President
              (303) 216-0908

         With a copy (which shall not constitute notice) to:

              Jones & Keller, P.C.
              Attention:  Samuel E. Wing, Esq.
              1625 Broadway, Suite 1600
              Denver, Colorado 80202
              (303) 573-1600

Any party may change its address for purposes of this paragraph by giving the other parties written notice of the new address in the manner set forth above.

     Section 13.10. APPLICABLE LAW AND REMEDIES. The terms, conditions and other provisions of this Agreement and any documents or instruments delivered in connection with it shall be governed and construed according to the internal laws of the State of Colorado. All remedies at law, in equity, by statute or otherwise shall be cumulative and may be enforced concurrently or from time to time and, subject to the express terms of this Agreement, the election of any remedy or remedies shall not constitute a waiver of the right to pursue any other available remedies.

     Section 13.11. EXPENSES OF ENFORCEMENT. If any party believes in good faith that it is required to initiate an action to enforce a provision of this Agreement or any agreement, instrument or document made or delivered in connection herewith, or for damages by reason of an alleged breach of any provision, and such action is commenced or initiated, the prevailing party shall be entitled to receive from the other party all costs and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred in connection with such action.

     Section 13.12. ADDITIONAL INSTRUMENTS AND ASSISTANCE. Each party hereto shall promptly from time to time execute and deliver such further instruments and render such further assistance as the other party or its counsel may reasonably request in order to complete and perfect the transactions contemplated herein.

     Section 13.13. SEVERABILITY. If any provision of this Agreement is held or deemed to be invalid or unenforceable to any extent when applied to any person or circumstance, the remaining provisions hereof and the enforcement of such provision to other persons or circumstances, or to another extent, shall not be affected thereby and each provision hereof shall be enforced to the fullest extent allowed by law, unless the invalid or unenforceable provision defeats the basis of the bargain herein.

     Section 13.14. PRONOUNS AND TERMS. In this Agreement, the singular shall include the plural, the plural the singular, and the use of any gender shall include all genders.

     Section 13.15. TIME OF ESSENCE. Time is of the essence for each provision of this Agreement for which time is a factor.

     Section 13.16. DISCLOSURE. No representation or warranty made by either party in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement of facts contained within it not misleading.

     Section 13.17. TAXES. Black Hawk shall pay all sales, use, transfer and conveyance taxes and title, recording, transfer and similar fees payable or assessable in connection with the Transaction and its portion prorated as of the Closing Date of state and local personal property taxes of the Business. Black Hawk shall, to the extent required, remit these taxes and fees to the appropriate authorities contemporaneously with the Closing.

     Section 13.18. ENTIRE AGREEMENT, MODIFICATION AND WAIVER. This Agreement merges all previous negotiations between the parties hereto, supersedes all prior discussions and correspondence between the parties, including, without limitation, that certain Nonbinding Letter of Intent dated November 20, 1997 between and among the parties and this Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter of this Agreement. No alteration, modification, or change of this Agreement shall be valid except by a written instrument executed by the parties hereto.

     Section 13.19. ARBITRATION. Any controversy or claim arising out of, or relating to this Agreement, or the breach thereof, shall be settled by arbitration in Denver, Colorado in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

     Section 13.20. SUBMISSION TO JURISDICTION. Each of the parties hereto irrevocably consents that legal action or proceeding against it or any of its property with respect to this Agreement or any other agreement executed in connection herewith not inconsistent with Section 13.19, may be brought in any court of the State of Colorado and the County of Jefferson or any Federal Court of the United States of America located in the State of Colorado, or both, and by the execution and delivery of this Agreement, each party hereto hereby accepts with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each party hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at the address referred to in Section 13.9 hereof, such service to become effective upon receipt thereof by such party. Nothing herein shall affect the right of any party to service process in any other manner permitted by law.

     IN WITNESS WHEREOF, the parties to this Agreement have duly executed it on the date first above written.

                     BUYER:

                     BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.



                     By: /s/ STEPHEN R. ROARK
                                     President


                     SELLERS:

                     GILPIN VENTURES, INC.



                     By: /s/ ROBERT W. DUNLAP
                                     President


                     GOLDEN GAMBLE, INC.



                     By: /s/ ROBERT W. DUNLAP
                                     President


                     JOINED IN:

                     GILPIN HOTEL VENTURE

                     By:  BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.,
                          Venturer



                     By: /s/ STEPHEN R. ROARK
                                     President

                     By:  GILPIN VENTURES, INC., Venturer



                     By: /s/ ROBERT W. DUNLAP
                                     President

            ATTACHMENTS TO AGREEMENT FOR PURCHASE AND SALE OF ASSETS


EXHIBIT A     Documents of Assignment and Transfer
EXHIBIT B     Assumption Agreement
EXHIBIT C     Memorandum of Ground Lease
EXHIBIT D     Mutual Release and Waiver
EXHIBIT E     Arbitration Matters
EXHIBIT F     Cancellation of Agreements


     SCHEDULE 1.10      Excluded Property
     1.17     Inventory of GHV
     1.26A    Sellers' Assets
     1.26D    Sellers' Authorities
     2.2E     Allocation to Purchase Price
     2.4D     Personal Liabilities of Sellers
     3.4      Liens and Encumbrances
     3.5      Sellers' Insurance Policies
     3.6      Interests Owned by Sellers
     3.8      Taxes
     3.9      Litigation
     9.8      Consents

                                   EXHIBIT A

                      Documents of Assignment and Transfer

                                   EXHIBIT B

                              Assumption Agreement

                                   EXHIBIT C

                           Memorandum of Ground Lease

                                   EXHIBIT D

                           Mutual Release and Waiver

                                   EXHIBIT E

                              Arbitration Matters

GVI's one-half share of the following:

1. Certain specific financial transactions or treatments taken or adopted by Black Hawk, acting as Manager of GHV, with respect to payments made or credits given to itself in connection with a number of different matters.

2.   The following disputed items:

     1. Black Hawk requested permission for GHV to pay salaries, benefits and bonuses to the Gilpin Hotel General Manager and the Food and Beverage Manager, who are employees of Black Hawk and not employees of GHV. To accommodate Black Hawk, GVI consented to such payments, subject to Black Hawk's agreement to reimburse GHV for all such expenses for these Black Hawk employees. Black Hawk has reimbursed GHV for some portion, but not all of these expenses, and Black Hawk continues to be indebted to GHV for such expenses in the amount of approximately $286,000 plus interest.

     2. Black Hawk requested that GHV lease certain casino equipment and incur finance charges, including non-refundable rental deposits, in connection therewith so that Black Hawk would not have to fund the purchase of such equipment. Again to accommodate Black Hawk's needs, GVI consented thereto, subject to Black Hawk's agreement to reimburse GHV for all such finance charges incurred in connection with these equipment leases. Black Hawk has reimbursed GHV for some of these finance charges, but has never reimbursed GHV for the non-refundable rental deposits and, thus, owes GHV approximately $31,000 plus interest.

     3. As a result of Black Hawk's operating practices, Black Hawk has caused GHV to incur and to pay fines and penalties to the Colorado Gaming Commission in the approximate amount of $27,500, in addition to very significant legal and administrative costs and expense in responding to the enforcement actions. These fines and penalties are solely Black Hawk's responsibility under paragraph 5(h) of the Management Agreement and must be reimbursed to GHV in full.

     4. In addition to the fines and penalties described in subparagraph (c) above, Black Hawk has incurred numerous other fines and penalties from governmental agencies, but has, despite paragraph 5(h) of the Management Agreement, paid those fines and penalties out of GHV funds without reimbursement.

     5. As a result of its operating and financial management practices, Black Hawk has caused GHV to improperly report its Colorado sales and use tax in the approximate amount of $61,000 including penalties and interest. Black Hawk has also caused GHV to improperly underreport its taxable income to the Internal Revenue Service in the approximate amount of $487,000 for the years 1992 through 1994. As a result, GVI, as a venturer, will be required to pay income tax on one-half of this amount for the relevant years and, in addition, to pay accrued interest on such taxes. If Black Hawk had properly reported the sales and use taxes and its taxable income when required, GVI would not have incurred any of such interest expense in connection therewith, and GVI is thus entitled to reimbursement for such interest in the approximate amount of $65,000, the exact sum to be established at the hearing.

     6. GVI's review of the GHV records has revealed additional items which reflect payments or credits from GHV in favor of Black Hawk which are unsupported and/or questioned by GVI as follows:

         1. An item recorded as "return of capital" to Black Hawk in the amount of $80,000 dated December 5, 1992.

         2. An item recorded as payment by GHV of $10,000 "to reimburse [Black Hawk]" for payment of a monthly consulting fee paid to Golden Gamble in the amount of $10,000 dated October 15, 1992 when the fee should have been paid solely by Black Hawk;

         3. Overpayment of pre-opening rents to Black Hawk totaling $15,000 and/or overpayment to Black Hawk of a rental equalization adjustment in May 1995 based upon an unsupported "credit entry" in the amount of $27,132 dated March 12, 1993.

                                   EXHIBIT F

                           Cancellation of Agreements

                                 SCHEDULE 1.10

                               Excluded Property

3.   Front Range Mountain Photograph

4.   Pack-Premier Mining Company Sign

5.   Old Jail Door

6.   Collage Picture

7.   Historic Black Hawk Photos (3)

8.   Ore Cart, track and related items owned by third parties

9. Items listed on memorandum to John Goings (1992) listing other third-party property

                                 SCHEDULE 1.17

                                Inventory of GHV

                                 SCHEDULE 1.26A

                                Sellers' Assets

Greenbar Depreciation Schedule dated as of December __, 1997.

                                 SCHEDULE 1.26D

                              Sellers' Authorities

                                 SCHEDULE 2.2E

                          Allocation to Purchase Price

         Description                                  Approximate Amount
         -----------                                  ------------------
10.    Cash                                                  $750,000

11.    Cancellation of Golden Gamble, Inc.
       Consulting Agreement                                   250,000

12.    Building and Pic-A-Dilly Contractor                  1,900,000

13.    Furniture, Fixtures and Equipment                      750,000

14.    Goodwill and Other                                   1,600,000
                                                           ----------

                                                           $5,250,000
                                                           ==========

                                 SCHEDULE 2.4D

                        Personal Liabilities of Sellers

                                      None

                                  SCHEDULE 3.4

                             Liens and Encumbrances

None to which Black Hawk is not a party or of which Black Hawk is not aware.

                                  SCHEDULE 3.5

                          Sellers' Insurance Policies

None

                                  SCHEDULE 3.6

                           Interests Owned by Sellers

                                      None

                                  SCHEDULE 3.8

                                     Taxes


Income Tax Refund Audits for Calendar Years 1993, 1994, 1995.

                                  SCHEDULE 3.9

                                   Litigation

None

                                  SCHEDULE 9.8

                                    Consents

Dolly's Casino, Inc. regarding the Dolly's Note

International Gaming Technologies

Prime Financial Corp. regarding the Notes relating to the purchase of certain slot machines and equipment

Division of Gaming regarding GHV gaming license

Sate Liquor Commission regarding GHV liquor license